EXHIBIT 10.1

EIGHTH AMENDMENT TO

FINANCING AGREEMENT

THIS EIGHTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of March 26, 2012, is made by and among:

CROWN CRAFTS, INC., a Delaware corporation (“CCI”);

CHURCHILL WEAVERS, INC., a Kentucky corporation (“Weavers”);

HAMCO, INC., a Louisiana corporation (“Hamco”);

CROWN CRAFTS INFANT PRODUCTS, INC., a Delaware corporation (“CCIP”; together with CCI, Weavers and Hamco, the “Companies” and each a “Company”); and

THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation (“CIT”),

to the Financing Agreement, dated July 11, 2006 (as amended, modified, restated or supplemented from time to time, the “Financing Agreement”), among CIT and the Companies. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Financing Agreement.

RECITALS

A.     Pursuant to the Financing Agreement, CIT has agreed to make loans and extend credit to the Companies in the amounts, upon the terms and subject to the conditions contained therein.

B.   CIT and the Companies have agreed to convert the factoring arrangements between each of Hamco and CCIP, on the one hand, and CIT, on the other hand, from average due date arrangements to collected funds arrangements and make certain other changes to such arrangements.

C.   To accomplish such conversion, CIT, Hamco and CCIP are further amending and restating the Amended and Restated Notification Factoring Agreements between each of Hamco and CCIP, on the one hand, and CIT, on the other hand. Such conversion also requires the modification of certain provisions of the Financing Agreement, and CIT and the Companies desire to make such modifications with this Amendment.

D.     CIT and the Companies also have learned that the LIBOR-related provisions of the Financing Agreement inadvertently have reflected the incorrect methodology for making and maintaining Revolving Loans with LIBOR-based pricing since the Closing Date and desire to correct such provisions with this Amendment.

E.     The Companies also have requested that CIT agree to modify the amount of dividends that CCI is allowed to pay its shareholders, and CIT has agreed to such request pursuant to the terms and conditions of this Amendment.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Companies and CIT hereby agree as follows:

ARTICLE I

AMENDMENTS TO FINANCING AGREEMENT

The Financing Agreement is hereby amended as follows:

1.1     Section 1.1 of the Financing Agreement is amended as follows:

(a)     The following defined terms are deleted: Eurocurrency Reserve Requirements, Factoring Credit Balances, Interest Period, LIBOR Interest Payment Date and Revolving Loan Account.

(b)     The following new defined terms are added in their proper alphabetical sequence:

“Accounts Receivable Account shall mean the “Accounts Receivable Accounts” referred to in the Factoring Agreements or any one or more of them as the context may require.

Client Position Account shall mean the “Client Position Accounts” referred to in the Factoring Agreements or any one or more of them as the context may require.

Funds In Use Account shall mean the “Funds In Use Accounts” referred to in the Factoring Agreements or any one or more of them as the context may require.”

(c)   The defined term “Accounts Borrowing Base” is amended in its entirety to read as follows:

“Accounts Borrowing Base shall mean, at any time, the sum at such time of: (i) ninety percent (90%) of the net amount of Eligible Factored Accounts; plus (ii) ninety percent (90%) of the net amount of each Company's Eligible Accounts Receivable. The “net amount” of each Company's Eligible Factoring Accounts and Eligible Accounts Receivable means the face amount of such Eligible Factored Accounts and Eligible Accounts Receivable less any and all returns, rebates, discounts, sales taxes, credits, allowances or excise taxes of any nature at any time issued, owing, claimed by customers, granted, outstanding or payable in connection with such Eligible Factored Accounts and Eligible Accounts Receivable.”

(d)     The defined term “Availability Reserve” is amended by deleting clause (c) therefrom and by deleting the phrase “; plus” from the end of clause (b) and substituting a “.” in lieu thereof.

(e)     The defined term “CCIP Factoring Agreement” is amended in its entirety to read as follows:

“CCIP Factoring Agreement shall mean collectively (a) the Second Amended and Restated Notification Factoring Agreement, dated April 2, 2012, between CIT and CCIP, and (b) the Export Factoring Agreement, dated September 29, 2006, between CIT and CCIP, each as from time to time amended, modified, supplemented or restated.”

(f)     The defined term “Collection Days” is amended by deleting the word and figure “three (3)” therefrom and substituting the word and figure “two (2)” in lieu thereof.

(g)     The first paragraph of the defined term ”Eligible Factoring Credit Balances” is amended in its entirety to read as follows:

“Eligible Factored Accounts shall mean the sum of (a) all Factor Risk Accounts and (b) all Client Risk Accounts less, without duplication, the sum of:”

(h)     The defined term “Hamco Factoring Agreement” is amended in its entirety to read as follows:

“Hamco Factoring Agreement shall mean collectively (a) the Second Amended and Restated Notification Factoring Agreement, dated April 2, 2012, between CIT and Hamco, and (b) the Export Factoring Agreement, dated September 29, 2006, between CIT and Hamco, each as from time to time amended, modified, supplemented or restated.”

(i)   The defined term “LIBOR” is amended in its entirety to read as follows:

“LIBOR shall mean at any time of determination, and subject to availability, for each calendar month, the higher of the applicable reserve adjusted London Interbank Offered Rate paid in London on dollar deposits from other banks as published under “Money Rates” in the New York City edition of the Wall Street Journal or, if there is no such publication or statement therein as to the London Interbank Offered Rate, then in any publication used in the New York City financial community.”

(j)   The defined term “Other Collateral” is amended by deleting the phrase “Revolving Loan Account” in the fifth line thereof and by substituting the phrase “Funds In Use Account” in lieu thereof.

(k)   The defined term “Permitted Distributions” is amended in its entirety to read as follows:

“Permitted Distributions shall mean:

(a)     dividends from a wholly-owned subsidiary of a Company to such Company;

(b)     dividends payable solely in stock or other equity interests of the Companies; and

(c)     cash dividends on CCI's common stock, provided (i) no Default or Event of Default exists at the time of the proposed payment thereof and (ii) no Event of Default will result from such payment by virtue of the operation of Section 7.3(b) of this Agreement or otherwise.”

1.2     Clause (a) of Section 3.1 is amended by deleting the last two sentences therefrom and by substituting the following in lieu thereof:

“Any request for a Revolving Loan must be received from the Funds Administrator by an officer of CIT no later than 2:00 p.m., Charlotte, North Carolina time, on the Business Day on which such Revolving Loan is required. The funding of any LIBOR Loan is also subject to the satisfaction of the conditions set forth in Section 8.9 of this Financing Agreement. All Revolving Loans will be debited to the Client Position Account.”

1.3     Clause (b) of Section 3.2 is amended in its entirety to read as follows:

“(b)     Transfer of Funds from Depository Accounts; Application of Payments on Factored Accounts. Funds remaining on deposit in a Depository Account shall be transferred to CIT's Bank Account on each Business Day in accordance with the terms and provisions of the applicable Depository Account Control Agreement, and the Companies agree to take all actions reasonably required by CIT or any bank at which a Depository Account is maintained in order to effectuate the transfer of funds in this manner. Subject to charges for Collection Days, (i) all amounts received from a Depository Account and any other proceeds of the Collateral (other than Factored Accounts) deposited into CIT's Bank Account will, for purposes of calculating Net Availability and interest, be credited to the Client Position Account on the date of deposit in CIT's Bank Account and (ii) all payments on and other proceeds of Factored Accounts will be credited to the applicable Accounts Receivable Account promptly after crediting the account of the customer or customers obligated to CIT on such Factored Accounts. No checks, drafts or other instruments received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.”

1.4     Section 3.3 is amended in its entirety to read as follows:

“3.3      Client Position Account. 3.3 Revolving Loan Account CIT shall charge the Client Position Account for all loans and advances made by CIT to the Funds Administrator, or otherwise for any Company's account, and for all other Obligations, including Out-of-Pocket Expenses, when due and payable hereunder. Subject to the provisions of Section 3.5 below, and except as set forth in clause (b) of Section 3.1 above with respect to payments on and other proceeds of Factored Accounts, CIT will credit the Client Position Account with all amounts received by CIT from each Depository Account or from others for the Companies' account, including, as set forth above, all amounts received by CIT in payment of Trade Accounts Receivable, and such amounts will be applied to payment of the Obligations in the order and manner set forth herein. In no event shall prior recourse to any Trade Accounts Receivable or other security granted to or by the Companies be a prerequisite to CIT's right to demand payment of any of the Obligations. In addition, the Companies agree that CIT shall have no obligation whatsoever to perform in any respect any Company's contracts or obligations relating to the Accounts.”

1.5     Section 3.5 (including clauses (a)-(c) thereof) is amended in its entirety to read as follows:

“3.5     Application of Proceeds of Collateral. Unless this Financing Agreement expressly provides otherwise, so long as no Event of Default shall have occurred and remain outstanding, CIT agrees to apply (i) all Proceeds of Trade Accounts Receivable, Wal-Mart Letters of Credit and Inventory (other than proceeds constituting Factored Accounts) as credits to the Client Position Account, (ii) all payments on and proceeds of Factored Accounts as credits to the applicable Accounts Receivable Account, (iii) all Proceeds of all other Collateral, to the last maturing installments of principal of the Term Loan until fully repaid, and (iv) any other payment received by CIT with respect to the Obligations, in such order and manner as CIT shall elect in the exercise of its reasonable business judgment. If an Event of Default shall have occurred and remain outstanding, CIT may apply all Proceeds of Collateral and all other payments received by CIT to the payment of the Obligations in such manner and in such order as CIT may elect in its sole discretion.”

1.6     Section 3.6 is amended by deleting the last sentence therefrom and by substituting the following in lieu thereof:

“The statements referred to in this Section 3.6 shall be one and the same as the statements provided by CIT to the Companies.”

1.7     Clause (e) of Section 4.3 is amended by deleting the phrase “Revolving Loan Account” wherever it appears therein and substituting the phrase “Client Position Account” in lieu thereof.

1.8     Section 5.2 is amended by deleting the phrase “Revolving Loan Account” wherever it appears therein and substituting the phrase “Client Position Account” in lieu thereof.

1.9     Clause (a) of Section 6.11 is amended by deleting the phrase “Revolving Loan Account” wherever it appears therein and substituting the phrase “Funds In Use Account” in lieu thereof.

1.10     Sub-clause (ii) of clause (c) of Section 7.2 is amended by deleting the phrase “Revolving Loan Account” wherever it appears therein and substituting the phrase “Client Position Account” in lieu thereof.

1.11     The last paragraph of clause (h) of Section 7.2 is amended in its entirety to read as follows:

“Should the Companies modify their accounting principles and procedures from those in effect on the Closing Date, the Companies agree to prepare and deliver to CIT statements of reconciliation in form and substance reasonably satisfactory to CIT.

1.12     Section 8.1 is amended in its entirety to read as follows:

“8.1      Interest. 8.1 Interest

(a)     Chase Bank Rate Loans. During the month or months that Revolving Loans are Chase Bank Rate Loans, interest on the debit balance in the Funds In Use Account shall be due and payable monthly on the first day of each month and shall accrue at a rate per annum equal to the Applicable Margin plus the Chase Bank Rate on the daily debit balance in the Funds In Use Account for that month, as reflected by CIT's System.

(b)     LIBOR Loans. During the month or months that Revolving Loans are LIBOR Loans, interest on the debit balance in the Funds In Use Account shall be due and payable monthly on the first day of each month and shall accrue at a rate per annum equal to the Applicable Margin plus LIBOR on the daily debit balance in the Funds In Use Account for that month, as reflected by CIT's System.

(c)     Selection of Interest Rate. The Funds Administrator may select the interest rate (i.e., either the Chase Bank Rate or LIBOR) that will apply to all Revolving Loans for a particular calendar month by giving notice to CIT not later than 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the first day of such month. The Chase Bank Rate or LIBOR applicable to any month will be the Chase Bank Rate or LIBOR on the first day of such month, and such Chase Bank Rate or LIBOR will remain constant throughout such month and will not fluctuate. If the Funds Administrator fails to notify CIT of its selection of the applicable interest rate (i.e., either the Chase Bank Rate or LIBOR) for any month by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the first day of such month, the Funds Administrator will be deemed to have selected for the next month the rate of interest then in effect, which rate will be reset to the Chase Bank Rate or LIBOR in effect on the first day of such month. For the calendar month in which the Closing Date occurs, all Revolving Loans shall be deemed to be outstanding as LIBOR Loans. In the event of a Default or Event of Default, all Revolving Loans shall, at CIT's option, be deemed to be converted to Chase Bank Rate Loans and the Funds Administrator shall not be permitted to select LIBOR as the applicable rate of interest. All interest rates shall be calculated based on a 360-day year and actual days elapsed.

(d)     Interest on Credit Balances in Funds In Use Account. Interest will be credited as of the last day of each month based on the daily credit balances in the Funds In Use Account for that month, at a rate one percent (1%) per annum below the Chase Prime Rate being used to calculate interest for the period. Such margin under the Chase Prime Rate can be changed by CIT at any time after giving the Funds Administrator thirty (30) days prior written notice of such change.”

1.13     Section 8.2 is amended in its entirety to read as follows:

“8.2      Default Interest Rate. 8.2 Default Interest Rate Upon the occurrence of an Event of Default, provided that CIT has given the Companies written notice of such Event of Default (other than an Event of Default described in Section 10.1(c) of this Financing Agreement, for which no written notice shall be required), all Obligations may, at the election of CIT, bear interest at the Default Rate of Interest until such Event of Default is waived.”

1.14     Clause (a) of Section 8.9 is deleted and the following is substituted in lieu thereof:

“(a)     Reserved.”

1.15     Clause (b) of Section 8.9 is amended by deleting the following phrase from the fifth and sixth lines thereof: “at the end of the applicable Interest Period, or such earlier date as may be required by such law, regulation, treaty or directive,”.

1.16     Clause (c) of Section 8.9 is amended by deleting the following phrase wherever it appears: “applicable to an Interest Period with respect to any election of a new LIBOR Loan”.

1.17     Clause (d) of Section 8.9 is deleted and the following is substituted in lieu thereof:

“(d)     Match Funding. CIT shall not be required to purchase United States dollars in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise “match funds” to fund any LIBOR Loans.”

1.18     Section 8.10 is deleted and the following is substituted in lieu thereof:

“8.10     Reserved.”

1.19     Section 8.14 is amended by deleting the phrase “Revolving Loan Account” wherever it appears and substituting the phrase “Client Position Account” in lieu thereof.

1.20     Clause (g) of Section 10.1 is amended by deleting the phrase “Revolving Loan Account” and substituting the phrase “Client Position Account” in lieu thereof.

1.21     Section 11 is amended by deleting the phrase “Revolving Loan Account” and substituting the phrase “Funds In Use Account” in lieu thereof.

1.22     Exhibit A to the Financing Agreement titled “Compliance Certificate” is deleted in its entirety.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Companies hereby represent and warrant to CIT that:

2.1     Compliance With the Financing Agreement. As of the execution of this Amendment, each Company is in compliance with all of the terms and provisions set forth in the Financing Agreement and the other Loan Documents to be observed or performed by such Company.

2.2     Representations in Financing Agreement. The representations and warranties of each Company set forth in the Financing Agreement and the other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.

2.3     No Event of Default. No Default or Event of Default exists.

ARTICLE III

CONDITIONS PRECEDENT

This Amendment shall become effective and be deemed effective as of the date hereof (except for clauses (a) through (j) of Section 1.1, Sections 1.2 through 1.10 and Sections 1.12 through 1.21, which clauses and sections shall become effective and be deemed effective as of April 2, 2012) upon the satisfaction or waiver by the Lender of the following conditions precedent:

(a)     Receipt by CIT of this Amendment, duly executed by the Companies; and

(b)     Receipt by CIT of the Second Amended and Restated Notification Factoring Agreements between each of Hamco and CCIP, on the one hand, and CIT, on the other hand, duly executed by Hamco and CCIP as applicable.

ARTICLE IV

GENERAL

4.1     Loan Documents. The Financing Agreement and the other Loan Documents are amended to provide that any reference therein to the Financing Agreement shall mean, unless otherwise specifically provided, the Financing Agreement as amended hereby, and as further amended, restated, supplemented or modified from time to time.

4.2     Full Force and Effect. As expressly amended hereby, the Financing Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Financing Agreement and the other Loan Documents, “hereinafter,” “hereto,” “hereof,” or words of similar import, shall, unless the context otherwise requires, mean the Financing Agreement or the other Loan Documents, as the case may be, as amended by this Amendment.

4.3     Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.

4.4     Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or by electronic transmission in “pdf” or other imaging format shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

4.5     Further Assurances. The Companies shall execute and deliver to CIT such documents, certificates and opinions as CIT may reasonably request to effect the amendments contemplated by this Amendment.

4.6     Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.

4.7     Expenses. The Companies shall reimburse CIT for CIT's legal fees and expenses (whether in-house or outside) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents contemplated hereby.

5.8   Waiver of Jury Trial.   TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY AND CIT WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

[signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective on the day and year first above written.

COMPANIES:

CROWN CRAFTS, INC.
CHURCHILL WEAVERS, INC.
HAMCO, INC.
CROWN CRAFTS INFANT PRODUCTS, INC.

By:	/s/ Olivia Elliott
Olivia Elliott
CFO

CIT:

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Vernon Wells
Vernon Wells
Vice President